Exhibit 2.4

AMENDMENT NO. 2 TO MASTER TRANSACTION AGREEMENT
THIS AMENDMENT NO. 2 (this “Amendment”) to the Master Transaction Agreement (as amended or modified from time to time in accordance with the terms thereof, the “Master Agreement”) dated as of January 13, 2016 by and among Qualcomm Global Trading Pte. Ltd., a Singapore corporation (“Purchaser”), each other member of the Purchaser Group, TDK Corporation, a Japanese corporation (“Seller”), each other member of the Seller Group, and, solely for purposes of Section 10.9(b) of the Master Agreement, QUALCOMM Incorporated, a Delaware corporation, is made as of January 19, 2017, by and between Purchaser and Seller pursuant to Section 8.3 of the Master Agreement. Capitalized terms used but not otherwise defined herein shall have the same meanings ascribed to such terms in the Master Agreement.
W I T N E S S E T H :
WHEREAS, the parties desire to amend the Master Agreement on the terms and conditions set forth in this Amendment.
NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, subject to the conditions and other terms herein set forth, Seller, on behalf of itself and on behalf of the other Seller Group members and the Additional Seller Group Company, and Purchaser, on behalf of itself and the other Purchaser Group members, hereby agree as follows:
1.Amendment. The Master Agreement is hereby amended as follows:
(a)    Annex I to Section 3.9(a)(i) of the Seller Disclosure Schedule and Schedule III (Listed Patents) of the Master Agreement are hereby amended by (i) removing the Patents set forth on Schedule 1(a)(i) and adding the Patents set forth on Schedule 1(a)(ii).
(b)    Schedule X (Seller Retention Bonus Plan Awards) of the Master Agreement is hereby amended and restated by Schedule X hereto.
(c)    The definition of “Assumed Intercompany Arrangements” in the Master Agreement is hereby amended by replacing the reference to “Section 5.16” therein to “Section 5.17.”
(d)    The definition of “Local Asset Transfer Agreements” in Section 1 of the Master Agreement is hereby amended by changing the Master Agreement section reference therein to Section 2.2(c)(v)(K).
(e)    The definition of “Module Design Business” in Section 1 of the Master Agreement is hereby amended by deleting the references to “Acquired RFFE Module Products” and replacing such references with “RFFE Module Products.”
(f)    The definition of “Seller Group” in Section 1 of the Master Agreement is hereby amended by adding EPCOS Singapore thereto and removing EPCOS CTI therefrom.

(g)    The following defined term is hereby added to Section 1 of the Master Agreement:
“TDK US” means TDK Corporation of America, a California corporation, having its business address at 1475 W. Half Day Road, Suite 300, Lincolnshire, Illinois 60069.
(h)    Schedule 2.1 (JV Entity Names) of the Master Agreement is hereby amended and restated by Schedule 2.1 hereto.
(i)    Section 2.1(a)(ii)(C) of the Master Agreement is hereby amended as follows:
“TDK Europe. TDK Europe will transfer to German Newco the Acquired Assets held by TDK Europe pursuant to the Asset Transfer Agreement in substantially the form attached hereto as Exhibit D (the “TDK Europe Restructuring Agreement”).”
(j)    Section 2.1(a)(iii)(B) of the Master Agreement is hereby amended and restated as follows:
“(B) EPCOS Hong Kong. EPCOS Hong Kong will transfer to Hong Kong Newco the Acquired Assets held by EPCOS Hong Kong (other than the Hong Kong Employee Assets) pursuant to the Asset Transfer Agreement in substantially the form attached hereto as Exhibit V (the “Hong Kong Restructuring Agreement”).”
(k)    Section 2.1(a)(iv)(B) of the Master Agreement is hereby amended and restated as follows:
“(B) EPCOS Shanghai. EPCOS Shanghai will transfer to Wuxi Newco the Acquired Assets held by EPCOS Shanghai (other than the EPCOS Shanghai Employee Assets) pursuant to the Asset Transfer Agreement in substantially the form attached hereto as Exhibit X (the “Wuxi Restructuring Agreement”).”
(l)    Section 2.1(b)(i)(A)(1) of the Master Agreement is hereby amended and restated as follows:
“(1) Non-MEMS Assets. EPCOS Singapore will transfer to a newly formed entity in Singapore and a Subsidiary of EPCOS Germany (“Singapore Excluded Newco”) (u) all rights and licenses (including licenses under Intellectual Property) of EPCOS Singapore under each Contract identified on Schedule 2.1(b)(i)(A)(1) as a shared contract (such contracts, the “Singapore Shared Contracts”, and such rights and licenses, the “Singapore Shared Contract Excluded Rights”) only if the Singapore Shared Contract Novation Agreement applicable to such Contract has been fully executed in accordance with Section 5.10(b), in each case to the extent relating to the businesses of Seller and its Affiliates other than the Business, (v) inventory exclusively related and customer contracts primarily related to Excluded Products, (w) certain fixed non-MEMS assets and other assets exclusively related to Asia-Pacific information technology systems, (x) its existing warehouse and logistic agreements with respect to Excluded Products, (y) the shares of EPCOS Hong Kong held by EPCOS Singapore (provided, that EPCOS Singapore may alternatively transfer such shares to an Affiliate of EPCOS Germany (other than a JV Entity), and (z) goodwill related to the Excluded Singapore Non-MEMS Assets, prior to the JV Closing Date, pursuant to a separate transfer instrument), in each case of clause (v) through (y) as set forth on Schedule 2.1(b)(i)(A)(1) (collectively, clauses (u) through (z), the “Excluded Singapore Non-MEMS Assets”).
(m)    Schedule 2.1(b)(i)(A)(1) (Excluded Singapore Non-MEMS Assets) of the Master Agreement is hereby amended and restated by Schedule 2.1(b)(i)(A)(1) hereto.
(n)    Schedule 2.1(b)(i)(A)(2) (Retained Singapore Non-MEMS Liabilities) of the Master Agreement is hereby amended and restated by Schedule 2.1(b)(i)(A)(2) hereto.
(o)    Schedule 2.1(b)(i)(A)(3) (Singapore Excluded Employees) of the Master Agreement is hereby amended and restated by Schedule 2.1(b)(i)(A)(3) hereto.
(p)    Schedule 2.1(b)(i)(A)(4) (MEMS Patents) of the Master Agreement is hereby amended and restated by Schedule 2.1(b)(i)(A)(4) hereto.
(q)    Section 2.1(b)(i)(A)(5) of the Master Agreement is hereby amended and restated as follows:
“EPCOS Singapore will transfer to an Affiliate of Seller other than a JV Entity (as designated by Seller) its MEMS manufacturing fixed assets exclusively used to manufacture MEMS Products as set forth on Schedule 2.1(b)(i)(A)(5)(x) (the “Excluded Singapore MEMS Assets,” and together with the Excluded Singapore Non-MEMS Assets, the “Excluded Singapore Assets”) pursuant to the Singapore Carve Out Agreement. Such Affiliate will assume the Liabilities related to the Excluded Singapore MEMS Assets (the “Retained Singapore MEMS Liabilities,” and together with the Retained Singapore Non-MEMS Liabilities, the “Retained Singapore Liabilities”).”
(r)    Schedule 2.1(b)(i)(A)(5)(x) (Excluded Singapore MEMS Assets) of the Master Agreement is hereby amended and restated by Schedule 2.1(b)(i)(A)(5)(x) hereto.
(s)    Schedule 2.1(b)(i)(A)(5)(y) (Retained Singapore MEMS Liabilities) of the Master Agreement is hereby deleted in its entirety.
(t)    Section 2.2(b)(vi) of the Master Agreement is hereby amended by adding the following to the end thereof.

“For clarity, the term “Acquired Copyrights and Trade Secrets” includes the transferrable rights (including usage rights) and licenses granted to a Seller Group member by current and former employees and contractors of such Seller Group member (including Affiliates of such Seller Group member) with respect to Copyrights and/or Trade Secrets used in connection with the conduct of the Business that (I) were developed by such employees or contractors in the course of performing services for such Seller Group member, (II) would have been assigned to such Seller Group member but for the fact that mandatory Applicable Law did not permit such assignment to such Seller Group member, and (III) are, as of the JV Closing Date, (A) licensed to such Seller Group member and either (x) would otherwise constitute Acquired Technology or a Business Product if they had been assigned to the Seller Group member or (y) are disclosed or embodied in any Acquired Technology or any Business Product, or (B) if not otherwise included in clause (A) above, licensed to EPCOS Germany, its Subsidiaries, TDK France (to the extent developed at the TDK France design center located in Sophia-Antipolis) or any JV Entity and are related to or used in connection with the conduct of the Business, or (C) if not otherwise included in clause (A) above, licensed to Seller or any Affiliate of Seller (other than EPCOS Germany, or its Subsidiaries, TDK France (to the extent developed at the TDK France design center located in Sophia-Antipolis) and the JV Entities) and are primarily used in connection with the conduct of the Business.”
(u)    Section 2.2(b)(viii) of the Master Agreement is hereby amended by adding the following to the end thereof:
“For clarity, the term “Acquired Other Intellectual Property” includes the transferrable rights (including usage rights) and licenses granted to a Seller Group member by current and former employees and contractors of such Seller Group member (including Affiliates of such Seller Group member) with respect to Intellectual Property (other than Domain Names, Patents, Trademarks, Copyrights and Trade Secrets) used in connection with the conduct of the Business that (I) was developed by such employees or contractors in the course of performing services for such Seller Group member, (II) would have been assigned to such Seller Group member but for the fact that mandatory Applicable Law did not permit such assignment to such Seller Group member, and (III) is, as of the JV Closing Date, (A) licensed to such Seller Group member and either (x) would otherwise constitute Acquired Technology or a Business Product if it had been assigned to the Seller Group member or (y) is disclosed or embodied in any Acquired Technology or any Business Product, or (B) if not otherwise included in clause (A) above, licensed to EPCOS Germany, its Subsidiaries, TDK France (to the extent developed at the TDK France design center located in Sophia-Antipolis) or any JV Entity and is related to or used in connection with the conduct of the Business, or (C) if not otherwise included in clause (A) above, licensed to Seller or any Affiliate of Seller (other than EPCOS Germany, or its Subsidiaries, TDK France (to the extent developed at the TDK France design center located in Sophia-Antipolis) and the JV Entities) and is primarily used in connection with the conduct of the Business.”
(v)    Section 2.2(b)(xiv) of the Master Agreement is hereby amended and by adding the following proviso at the end thereof:
“provided that with respect to this clause (z) and without prejudice to the Purchaser Indemnified Persons’ rights under Section 9, each JV Subsidiary may retain financial records, customer contracts and correspondence with third parties (in each case excluding proprietary or other confidential Intellectual Property data of third parties) held by such JV Entity that are not related to the Business, the JV Subsidiaries, the Acquired Assets or the Assumed Liabilities, to the extent required by Applicable Law, including applicable Tax laws and regulations;”
(w)    Section 2.2(c)(ii) of the Master Agreement is hereby amended by replacing the references to “Exhibits G-1 and G-2” therein to “Exhibits F-1 and F‑2.”
(x)    All references to “Cross-License Assignment Agreement” in the Master Agreement are hereby amended to be references to “License Assignment Agreement.”
(y)    Section 2.2(c)(iv) of the Master Agreement is hereby amended and restated as follows:
“(iv) Assignment of License Agreements. To the extent any required consents for such assignments have been obtained, TDK Japan and EPCOS Germany will assign to Purchaser the Assumed Cross-License Agreements and the license agreement set forth on Schedule 2.2(c)(iv) pursuant to the License Assignment Agreement attached hereto as Exhibit H (the “License Assignment Agreement”).”
(z)    A new Schedule 2.2(c)(iv) (License Agreement) is hereby added to the Master Agreement, which Schedule is attached hereto as Schedule 2.2(c)(iv).
(aa)    Section 2.2(c)(v)(A) of the Master Agreement is hereby amended and restated as follows:
“(A) TDK Japan. TDK Japan will transfer to Qualcomm Japan the Acquired Assets held by TDK Japan (other than Acquired Patents, the Assumed Cross-License Agreements and the license agreement set forth on Schedule 2.2(c)(iv)) pursuant to the Asset Transfer Agreement in substantially the form attached hereto as Exhibit I-1 (the “Japan Transfer Agreement”).”
(bb)    Section 2.2(c)(v)(J) of the Master Agreement is hereby amended and restated as follows:
“(J) EPCOS Hong Kong. EPCOS Hong Kong will transfer to Qualcomm Hong Kong the Tangible Personal Property used by the EPCOS Hong Kong Business

Employees constituting Acquired Assets (the “Hong Kong Employee Assets”) pursuant to an asset transfer agreement in form and substance reasonably satisfactory to Purchaser and Seller (the “Hong Kong Transfer Agreement”).
(cc)    A new Section 2.2(c)(v)(K) is hereby added to the Master Agreement as follows:
“(K) EPCOS Shanghai. EPCOS Shanghai will transfer the Tangible Personal Property constituting Acquired Assets (collectively, the “EPCOS Shanghai Employee Assets”) held by EPCOS Shanghai and used by (I) the “EPCOS Shanghai-Shenzhen” Business Employees to Qualcomm Shenzhen, (II) the “EPCOS Shanghai-Beijing” Business Employees to QWSCT, (III) the “EPCOS Shanghai-Shanghai” Business Employees to Qualcomm International Shanghai and (IV) the “EPCOS Shanghai-Xi’An” Business Employees to Qualcomm China, in each case as such Business Employees are identified on the Business Employee Schedule and pursuant to an asset transfer agreement in form and substance reasonably satisfactory to Purchaser and Seller (collectively, the “China Transfer Agreements,” and together with the Japan Transfer Agreement, the France Transfer Agreement, the Finland Transfer Agreement, the Austria Transfer Agreement, the Austria IP Transfer Agreement, the Netherlands Transfer Agreement, the Korea Transfer Agreement, the Taiwan Transfer Agreement, the US Transfer Agreement, the UK Transfer Agreement, and the Hong Kong Transfer Agreement, the “Local Asset Transfer Agreements”).”
(dd)    The following sentence of Section 2.6(b) of the Master Agreement:
The JV Closing shall be effective as of 12:01 a.m. local time in each jurisdiction where Acquired Assets (other than the Acquired Patents sold, assigned and transferred to SnapTrack pursuant to the Patent Transfer Agreement and the Austria Termination and Assignment Agreement) being transferred to the applicable Purchaser Group members are located; it being understood and agreed that the Patent Transfer Agreement, the Austria Termination and Assignment Agreement and the assignment of the Acquired Patents (other than the Wuxi Patents) to SnapTrack shall be executed, delivered and effective as of the day before the JV Closing Date (the “Patent Transfer Date”) and prior to any other action taken at the JV Closing, including, for clarity, the sale and purchase of the Acquired JV Interests, the transfer of any other Acquired Assets and the assumption of any Assumed Liabilities.
is hereby amended and restated as follows:
“The JV Closing shall be effective as of 12:01 a.m. Munich, Germany Time; provided that the Patent Transfer Agreement, the Austria Termination and Assignment Agreement and the assignment of the Acquired Patents (other than the Wuxi Patents) to SnapTrack shall be executed, delivered and effective as of the day that is two days before the JV Closing Date in Munich, Germany (the “Patent Transfer Date”) and prior to any other action taken at the JV Closing, including, for clarity, the sale and purchase of the Acquired JV Interests, the transfer of any other Acquired Assets and the assumption of any Assumed Liabilities.”
(ee)    Sections 2.7(a) and 2.7(b) of the Master Agreement are hereby amended by replacing the references to “Section 2.8” therein with “Section 2.9”.
(ff)    Clause (ii) of Section 2.13(a) of the Master Agreement is hereby amended and restated as follows:
“(ii) the Working Capital as of 12:01 a.m. Munich, Germany Time on the JV Closing Date,”
(gg)    Clause (vii) of Section 2.13(a) of the Master Agreement is hereby amended and restated as follows:
“(vii) a balance sheet, as of 12:01 a.m. Munich, Germany Time on the JV Closing Date, with respect to the Acquired Assets, the Assumed Liabilities, JV Holding Singapore and the JV Subsidiaries on a combined and condensed basis (which reflects intercompany eliminations) but without information by location (except with respect to Net Cash, which will be provided by entity, and Acquired Inventory),”
(hh)    Clause (ii) of Section 2.13(d) of the Master Agreement is hereby amended and restated as follows:
“(ii) the Final Working Capital as of 12:01 a.m. Munich, Germany Time on the JV Closing Date,”
(ii)    Clause (vii) of Section 2.13(d) of the Master Agreement is hereby amended and restated as follows:
“(vii) a balance sheet, as of 12:01 a.m. Munich, Germany Time on the JV Closing Date, with respect to the Acquired Assets, the Assumed Liabilities, JV Holding Singapore and the JV Subsidiaries on a combined and condensed basis (which reflects intercompany eliminations),”
(jj)    Section 3.24(a) of the Master Agreement is hereby amended by deleting clause (z) thereof and adding “and” before clause (y) thereof.
(kk)    Schedule 3.24(a)(z) of the Master Agreement is hereby deleted in its entirety.
(ll)    Section 5.3 of the Master Agreement is hereby amended by replacing the references of “TDK Europe” therein to “TDK Sweden.”

(mm)    Section 6.6(c)(ii)(C) of the Master Agreement is hereby amended and restated as follows:
“(C) TDK US. Qualcomm Technologies will make an offer of employment to each TDK US Business Employee (including any Module Design Employee and any applicable Shared Service Employee) pursuant to Section 6.6(b). Such Business Employees are listed on the Business Employee Schedule under “TDK US.”
(nn)    Section 6.6(c)(ii)(L) of the Master Agreement is hereby amended and restated as follows:
“(L) EPCOS Shanghai. Qualcomm Shenzhen will make an offer of employment to each EPCOS Shanghai Business Employee (including any Module Design Employee and applicable Shared Service Employee) pursuant to Section 6.6(b) whose principal place of work is located in Shenzhen, China, which Business Employees are listed on the Business Schedule under “EPCOS Shanghai-Shenzhen.” QWCST will make an offer of employment to each EPCOS Shanghai Business Employee (including any Module Design Employee and applicable Shared Service Employee) pursuant to Section 6.6(b) whose principal place of work is located in Beijing, China, which Business Employees are listed on the Business Schedule under “EPCOS Shanghai-Beijing.” Qualcomm International Shanghai will make an offer of employment to each EPCOS Shanghai Business Employee (including any Module Design Employee and applicable Shared Service Employee) pursuant to Section 6.6(b) whose principal place of work is located in Shanghai, China, which Business Employees are listed on the Business Schedule under “EPCOS Shanghai-Shanghai.” Qualcomm China will make an offer of employment to each EPCOS Shanghai Business Employee (including any Module Design Employee and applicable Shared Service Employee) pursuant to Section 6.6(b) whose principal place of work is located in Xi’An, China, which Business Employees are listed on the Business Schedule under “EPCOS Shanghai-Xi-An.”
(oo)    Schedule 6.15(b)(i) (Non-Competition) of the Master Agreement is hereby amended and restated by Schedule 6.15(b)(i) hereto.
(pp)    The last sentence of Section 6.20(a) of the Master Agreement is hereby amended and restated as follows:
“In addition, at or promptly following the JV Closing (and in any event within three (3) Business Days of the JV Closing), the applicable Seller Group member or the Additional Seller Group Company shall deliver to the applicable Purchaser Group member or JV Entity (to the extent not already held by a JV Entity) an electronic copy of all Technology (including any Dedicated Application (as defined in the IT Carve Out Agreement)) licensed to the Seller Group under any Assumed Contract; provided that any such Technology delivered to Qualcomm

Technologies, US Newco or any other Purchaser Group member in the United States shall be transmitted electronically and not on any tangible medium unless so requested in writing by Purchaser.”
(qq)    Schedule 7.1(b)(vi)(B) (Required Contract Consents) of the Master Agreement is hereby amended by removing the Contracts set forth on Schedule 7.1(b)(vi)(B) hereto therefrom.
(rr)    Schedule 7.1(b)(xiv)(A) (Key Employees) of the Master Agreement is hereby amended and restated by Schedule 7.1(b)(xiv)(A) hereto.
(ss)    Section 7.1(b)(xix) of the Master Agreement is hereby amended and restated as follows:
“(xix) License Assignment Agreement. TDK Japan and EPCOS Germany shall have executed and delivered the License Assignment Agreement with respect to the Assumed Cross-License Agreements and the license agreement set forth on Schedule 2.2(c)(iv), in each case for which consent to such assignment has been obtained.”
(tt)    Section 7.1(c)(xx) of the Master Agreement is hereby amended and restated as follows:
“(xxii) US Sublease. Purchaser Parent shall have executed and delivered the US Sublease.”
(uu)    Section 7.1(c)(xxii) of the Master Agreement is hereby amended and restated as follows:
“(xxii) Lease Assignment. Purchaser Parent or the applicable Purchaser Group member shall have executed and delivered each Lease Assignment.”
(vv)    Section 9.1(a)(ix) of the Master Agreement is hereby amended by replacing the reference of “TDK Europe” therein to “TDK Sweden.”
(ww)    Section 9.1(g)(vii) of the Master Agreement is hereby amended by replacing the reference of “TDK Europe” therein to “TDK Sweden.”
(xx)    The last sentence of Section 9.8 of the Master Agreement is hereby amended and restated as follows:
“To the extent there is a conflict between the provisions of this Agreement and any Restructuring Agreement, the License Assignment Agreement, the Singapore Carve Out Agreement, any Module Design IP Transfer Agreement, any Module Design Transfer Agreement, the Termination and Assignment Agreements, the Patent Transfer Agreement, the Austria Termination and Assignment Agreement, any Lease Assignment, any Local Asset Transfer

Agreement, or any other equity, share or asset transfer agreement contemplated by Section 2.1 or 2.2, the provisions of this Agreement shall control.”
(yy)    Exhibit B (JV Agreement) of the Master Agreement is hereby amended and restated by Exhibit B hereto.
(zz)    Exhibit H (Cross-License Assignment Agreement) of the Master Agreement is hereby amended and restated by Exhibit H (License Assignment Agreement) hereto.
(aaa)    Exhibit P (Patent Transfer Agreement) of the Master Agreement is hereby amended and restated by Exhibit P hereto.
(bbb)    Exhibit T-1 (Singapore Termination and Assignment Agreement) of the Master Agreement is hereby amended and restated by Exhibit T-1 hereto.
(ccc)    Exhibit T-2 (China Technology Transfer Agreement) of the Master Agreement is hereby amended and restated by Exhibit T-2 hereto.
(ddd)    Exhibit FF (IT Carve Out Agreement) of the Master Agreement is hereby amended and restated by Exhibit FF hereto.
(eee)    Schedule 2.1 of Exhibit GG (Transitional Trademark License Agreement) of the Master Agreement is hereby amended and restated by the schedule attached hereto as Exhibit GG – Schedule 2.1.
(fff)    Exhibit JJ of the Master Agreement is hereby amended by adding the Key Employee Proprietary Rights and Invention Agreements attached hereto as Exhibit JJ (Key Employee Proprietary Rights and Invention Agreement (Sweden); Key Employee Proprietary Rights and Invention Agreement (Managing Director) to such exhibit.
2.Purchaser Group Member Changes. By their signatures below, Purchaser and Seller hereby acknowledge the following changes with respect to Purchaser Group. In addition, Section 1 of the Master Agreement is hereby amended accordingly.
(a)    “Qualcomm Austria” shall mean Qualcomm Austria RFFE Gmbh, an Austrian Gesellschaft mit beschränkter Haftung, having its business address at C/O EPCOS OHG, Siemensstrabe 43, Deutschlandsberg, Austria, 8530.
(b)    “Qualcomm France” shall mean Qualcomm France RFFE SARL, a French société à responsabilité limitée, having its business address at WTC- Building 6, 1090, route des Crêtes, 06560 Valbonne Sophia Antipolis.
(c)    “Qualcomm Germany” shall mean Qualcomm Germany RFFE GmbH, a German Gesellschaft mit beschränkter Haftung, having its business address at 10 Industriestrasse Bad Vilbel Germany 61118.

(d)    “Qualcomm International Shanghai” means Qualcomm International (Shanghai) Co., Ltd., a Chinese limited liability company, having its business address at No. 690 Bibo Road, Zhangjiang High-Tech Park Shanghai China 201203.
(e)    “Qualcomm Korea” shall mean Qualcomm Korea RFFE Limited, a Korean corporation, having its business address 231 Pangyoyeok-ro, Bundang-gu Seongnam-si Gyeonnggi-do, Republic of Korea.
(f)    “Qualcomm Shanghai” shall mean Qualcomm CSR RF Technologies (Shanghai) Co. Ltd., a Chinese limited liability Company, having its business address at Room 204, No. 50, Boxia Road, Zhangjiang High Tech Park, Shanghai.
(g)    “Qualcomm Shenzhen” means Qualcomm Communications Technologies Co., Ltd., a Chinese limited liability company, having its business address at 6/F, N2 Tower Alibaba Building No. 3331 South Keyuan Road, Nanshan District, Shenzhen China.
(h)    Qualcomm Switch Corp. Finland Oy (Qualcomm Finland under the Master Agreement) has been renamed Qualcomm Finland RFFE Oy.
(i)    “QWSCT” means QUALCOMM Wireless Semi Conductor Technologies Limited, a Chinese limited liability company, having its business address at 21st Floor, North Tower, Beijing Kerry Centre, 1 Guanghua Road, Chao Yang District, Beijing China 100020.
3.No Implied Amendments. Except as specifically amended by this Amendment, the Master Agreement shall remain in full force and effect in accordance with its terms. In addition, and for clarity, except for the modifications or supplements to the Seller Disclosure Schedule expressly set forth in Section 1(a) of this Amendment, nothing in this Amendment (including without limitation in any Exhibit, Schedule or Annex hereto) shall affect the scope of the representations and warranties of Seller set forth in Section 3 of the Master Agreement or Purchaser set forth in Section 4 of the Master Agreement.
4.Effectiveness of Amendment. This Amendment shall be deemed to be a modification to the Master Agreement in accordance with Section 8.3 of the Master Agreement.
5.Headings. The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.
6.Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware, United States of America, without regard to applicable principles of conflicts of law that would result in the application of the laws of a different state or country. Any dispute with respect to this Amendment shall be subject to the dispute resolution provisions set forth in the Master Agreement.
7.Counterparts; Facsimile. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other party, it being understood that all parties need not sign the same counterpart. This Amendment may be executed and delivered by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means.
8.References to Agreement. On and after the date hereof, each reference in the Master Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Master Agreement shall mean the Master Agreement as amended by this Amendment.
[signature page follows]

IN WITNESS WHEREOF, Seller and Purchaser have caused this Amendment No. 2 to the Master Transaction Agreement to be executed as of the date first above written.
QUALCOMM GLOBAL TRADING PTE. LTD.
By:    /s/ Roawen Chen
    Name: Roawen Chen
    Title: President
TDK CORPORATION
By:    /s/ Shigenao Ishiguro
    Name:    Shigenao Ishiguro
    Title: President & CEO

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List of Schedules & Exhibits

Schedule 1(a)(i)	Excluded Patent and Patent Applications

Schedule 1(a)(ii)	Additional Patent and Patent Applications

Schedule X	Seller Retention Bonus Plan Awards

Schedule 2.1	JV Entity Names

Schedule 2.1(B)(I)(A)(1)	Excluded Singapore Non-MEMS Assets

Schedule 2.1(b)(i)(A)(2)	Retained Singapore MEMS Liabilities

Schedule 2.1(b)(i)(A)(3)	Singapore Excluded Employees

Schedule 2.1(b)(i)(A)(4)	MEMS Patents

Schedule 2.1(b)(i)(A)(5)(x)	Excluded Singapore MEMS Assets

Schedule 2.2(c)(iv)	License Agreement

Schedule 6.15(b)(i)	Non-Competition

Schedule 7.1(b)(vi)(B)	Deletions from Required Contract Consents Schedule

Schedule 7.1(b)(xiv)(A)	Key Employees

Exhibit B	JV Agreement

Exhibit H	License Assignment Agreement

Exhibit P	Patent Transfer Agreement

Exhibit FF	IT Carve Out Agreement

Exhibit GG-Schedule 2.1	Transitional Trademark License Agreement Schedule 2.1

Exhibit JJ	Key Employee Proprietary Rights and Invention Agreement (Sweden)/Key Employee Proprietary Rights and Invention Agreement (Managing Director)